SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                       FORM 8-K


                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934



Date of report
(Date of earliest event reported):  December 31, 1996


                THE CLOROX COMPANY
(Exact Name of Registrant as Specified in Its Charter)


                     Delaware
    (State or Other Jurisdiction of Incorporation)

      1-07151                       31-0595760
(Commission File Number)   (I.R.S. Employer Identification No.)


1221 Broadway, Oakland, California          94612
(Address of Principal Executive Offices)  (Zip Code)



                  510/271-7000
(Registrant's Telephone Number, Including Area Code)




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Item 2.     Acquisition or Disposition of Assets.
On December 31, 1996, Shield Acquisition Corporation, a
Delaware corporation and then wholly owned subsidiary of the registrant (the "Offeror"), acquired 98.8% of the total outstanding shares of common stock (the "Shares") of Armor All Products Corporation, a Delaware corporation involved in the manufacture and marketing of automotive cleaning products and protectants ("Armor All"). The acquisition was completed pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated November 26, 1996 among the registrant, the Offeror and Armor All providing for a tender offer (the "Offer") by the Offeror for any or all of the Shares, as amended by the First Amendment to the Agreement and Plan of Merger dated December 1, 1996 (the "First Amendment to Merger
Agreement"). In addition, the acquisition was completed pursuant to the terms of a Stockholder Agreement (the
"Stockholder Agreement") dated November 26, 1996 among the registrant, the Offeror and McKesson Corporation, a stockholder of Armor All then owning approximately 54% of the Shares. The Merger Agreement, the First Amendment to Merger Agreement, and the Stockholder Agreement were filed with the Securities and Exchange Commission by the registrant and the Offeror on December 2, 1996 as exhibits to a Tender Offer Statement on Schedule 14D-1 in connection with the Offer.

Pursuant to the terms of the Merger Agreement, as amended, Armor All stockholders who tendered Shares received
$19.09 from the Offeror for each Share tendered.  The
Shares not tendered pursuant to the Offer were converted into the right to receive $19.09 for each Share pursuant to a short-form merger of Armor All with and into the Offeror (the "Merger") consummated on January 2, 1997, with Armor All as the surviving corporation. The aggregate cost to the Offeror to acquire the Shares and the fees and expenses related to the Offer and the Merger will be approximately US$412,000,000. All funds needed for the Offer and the Merger were obtained through a capital contribution by the registrant to the Offeror. For such capital contribution, the registrant used funds it had available in its cash accounts and funds generated from its commercial paper program, for which J.P. Morgan Securities and Lehman Brothers Inc.
act as dealers. Such commercial paper program is expected to bear interest at prevailing market rates for such instruments at the time of issuance and to have maturities not exceeding 270 days. The registrant plans to service its additional borrowings with cash generated from seasonal changes in the composition of its working capital and cash flow from operations and believes that, if its lenders do not roll over any amounts outstanding with respect to such commercial paper at maturity, the registrant will have available sufficient alternative sources of financing, including bank credit facilities, to repay such additional borrowing.

Item 5.  Other Events.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS.

From time to time, the registrant may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, new products, research and development activities, plans for international expansion, and similar matters. The Private Securities Litigation
Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the registrant notes that a variety of factors could cause the registrant's actual results and experience to differ materially from the anticipated results or other expectations expressed in the registrant's forward-looking statements.
 The risks and uncertainties that may affect operations, performance, product development, and results of the registrant's business include the following:

Fluctuations in Quarterly Operating Results and Stock Price. Although the registrant's recent historical operating results have improved when compared with the same quarter in the previous fiscal year, there can be no assurance that such quarter-to-quarter comparisons will continue to improve, or that if any improvement is shown, the degree of improvement will meet investors' expectations. In addition, sales volume growth, whether due to acquisitions or to internal growth, can place burdens on the registrant's management resources and financial controls which, in turn, can have a negative impact on operating results. The registrant's quarterly operating results will be influenced by a host of factors which include the following: the seasonality of its brands; the extent of competition;
the degree of market acceptance of new products and line extensions; the mix of products sold in a given quarter; changes in pricing policies by the registrant and by its competitors; acquisition costs and restructuring and other charges associated with acquisitions; the ability of the registrant to develop, introduce, and market successful new products and line extensions; the ability of the registrant to control its internal costs and the costs of its raw materials and packaging materials; the registrant's success in expanding its international operations; changes in the registrant's strategy;
personnel changes; and general economic conditions.
To a certain extent, the registrant bases its expense levels in anticipation of future revenues. If revenue levels come in below such expectations, operating results are likely to be adversely affected. Because of all of these factors, the registrant believes that quarter-to-quarter comparisons of its results of operations should not be relied upon as indications of future performance. Future announcements concerning the registrant or its competitors, quarterly variations in operating results, the introduction of new products and line extensions or changes in product pricing policies by the registrant or its competitors, changes in earning estimates by analysts, and changes in accounting policies, among other factors, could cause the market price of the registrant's common stock to fluctuate substantially and have an adverse effect on the price of the registrant's common stock.
In addition, stock markets have experienced price and volume volatility and such volatility in the future could have an adverse impact on the registrant's market price. International Operations. The registrant believes that its international sales, which were 14% of net sales in fiscal year 1996, are likely to comprise an increasing percentage of its total sales. As a result, the registrant will be increasingly subject to the risks associated with foreign operations including economic or political instability in its overseas markets, shipping delays and fluctuations in foreign currency exchange rates that may make its products more expensive in its foreign markets, all of which could have a significant impact on the registrant's ability to sell its products on a timely and competitive basis in foreign markets and may have a materially adverse effect on the registrant's results of operations or financial position. The registrant seeks to limit foreign currency exchange risks through the use of foreign currency forward contracts when practical, but there can be no assurance that this strategy will be successful. In addition, the registrant's international operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, and potentially adverse tax consequences.

Importance of New Products and Line Extensions. In most categories in which the registrant competes, there are frequent introductions of new products and line extensions. Accordingly, an important factor in the registrant's future performance will be its ability to identify emerging consumer and technological trends and to maintain and improve the competitiveness of its products. However, there can be no assurance that the registrant will successfully achieve those goals. Continued product development and marketing efforts are subject to all the risks inherent in the development of new products and line extensions, including development delays, the failure of new products and line extensions to achieve anticipated levels of market acceptance, as well as the cost of failed product introductions.

Integration of Acquisitions. One of the registrant's strategies is to increase its revenues and the markets it serves through the acquisition of other businesses both in the United
States and overseas. There can be no assurance that the registrant will be able to identify, acquire, or profitably manage additional companies or operations or successfully integrate recent or future acquisitions into its operations.
In addition, there can be no assurance that companies or operations acquired will be profitable at the time of their acquisition or will achieve sales levels and profitability that justify the investment made. In particular, in December 1996 the registrant completed the acquisition of Armor All and this acquisition is expected to have a dilutive impact on the registrant's 1997 fiscal year earnings. The factors described above could increase or decrease the expected dilution.

Environmental Matters. The registrant is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, water discharges, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with the use and disposal of hazardous substances. The registrant has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad. The registrant is currently involved in or has potential liability with respect to the remediation of past contamination in the operation of certain of its present and formerly owned and leased facilities. In addition, certain of the registrant's present and former facilities have been or had been in operation for many years, and over such time, some of these facilities may have used substances or generated and disposed of wastes that are or may be considered hazardous. It is possible that such sites, as well as disposal sites owned by third parties to which the registrant has sent waste, may in the future be identified and become the subject of remediation. Accordingly, although the registrant believes that it is currently in substantial compliance with applicable environmental requirements, it is possible the registrant could become subject to additional environmental liabilities in the future which could result in a material adverse effect on the registrant's results of operations or financial condition.

Intellectual Property. The registrant relies on trademark, trade secret, patent, and copyright law to protect its intellectual property. There can be no assurance that such intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented, or challenged. In addition, laws of certain foreign countries in which the registrant's products are or may be sold do not protect the registrant's intellectual property rights to the same extent as the laws of the United States. The failure of the registrant to protect its proprietary information and any successful intellectual property challenges or infringement proceedings against the registrant could have a material adverse effect on the registrant's business, operating results, and financial condition.

Government Regulation. The manufacture, packaging, storage, distribution, and labeling of the registrant's products are all subject to extensive federal, state, and foreign laws and regulations. For example, in the United States, many of the registrant's products are subject to regulation by the Environmental Protection Agency, the Food and Drug Administration, and the Consumer Product Safety Commission. Most states have agencies which regulate in parallel to these federal agencies. The failure to comply with applicable laws and regulations could subject the registrant to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on the registrant. Loss of or failure to obtain necessary permits and registrations could delay or prevent the registrant from introducing new products, building new facilities, or acquiring new businesses and could adversely effect operating results.

Item 7.     Financial Statements and Exhibits.

     (c)     Exhibits

     99.1 Form of press release of the registrant issued on December 31, 1996 regarding the completion of the acquisition of Armor All.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE CLOROX COMPANY



Date:     January 9, 1997     By: /S/ E.A. CUTTER
                                  E.A. Cutter
                                  Senior Vice President -
                                  General Counsel and Secretary